UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2025, the Board of Directors (the “Board”) of TuHURA Biosciences, Inc. (the “Company”) increased the size of the Board from five members to six members and appointed Dr. Craig Tendler to the Board, effective as of March 10, 2025, to serve as a director until the Company’s 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board expects to appoint Dr. Tendler to one or more Board committees at a later date.

Dr. Tendler, age 66, is an experienced pharmaceutical and biotech industry professional. From January 2010 through December 2024, Dr. Tendler served as the Vice President, Oncology Clinical Development, Diagnostics, and Global Medical Affairs of Johnson & Johnson Innovative Medicine Research & Development where was responsible for creating and overseeing robust development plans, including optimal integration of biomarkers and diagnostics, and comprehensive data generation activities for all products in the oncology portfolio. During his tenure at Johnson & Johnson, Dr. Tendler and his team worked in collaboration with the Federal Drug Administration (“FDA”) and the European Medicines Agency to secure worldwide approvals of transformational treatment in prostate cancer, hematologic malignancies, as well as for lunch and bladder cancer. He played an instrumental role in achieving 13 FDA breakthrough designations for accelerating the early development of promising investigational medicines intended for the treatment of serious oncology conditions.

Prior to joining Johnson & Johnson Innovative Medicine, Dr. Tendler served as the Vice President of Oncology Clinical Research and Chair of the Oncology Licensing Committee at the Schering-Plough Research Institute. In addition to his pharmaceutical industry experience, Dr. Tendler has served as Co-Chair of the Friends of Cancer Research Corporate Council, member of the Bloomberg New Economy International Cancer Coalition, and member of the Admissions Committee, Mount Sinai School of Medicine. Dr. Tendler was an Assistant Professor of Pediatrics/Hematology-Oncology at the Mount Sinai School of Medicine and a NIH physician-scientist grant recipient and research fellow at the National Cancer Institute in Bethesda, Maryland. Dr. Tendler earned his undergraduate degree from Cornell University and graduated from the Mount Sinai School of Medicine, New York City, with high honors and induction into the Alpha Omega Alpha Medical Society.

In connection with Dr. Tendler’s appointment to the Board, Dr. Tendler was granted on March 10, 2025, an option to purchase 151,883 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the date of the grant pursuant to the Company’s 2024 Equity Incentive Plan. The Company also intends to enter into an indemnification agreement with Dr. Tendler in the same form as the Company’s standard form indemnification agreement with its other directors, which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2024.

No arrangement or understanding exists between Dr. Tendler and any other person pursuant to which Dr. Tendler was selected as a director of the Company. Dr. Tendler does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions in which Dr. Tendler had an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Tendler’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing the appointment of Dr. Tendler to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No. Document

99.1 Press Release dated March 10, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	March 11, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer